UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

Park 80 East
Saddle Brook, New Jersey		07663-5291
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

At a meeting of the Board of Directors (the “Board”) of Sealed Air Corporation (the “Corporation”) held on December 15, 2005, the Board set the amount of the Annual Retainer (as defined in the Corporation’s 2002 Stock Plan for Non-Employee Directors) to be paid to non-employee directors of the Corporation who are elected at the 2006 Annual Meeting of Stockholders at $75,000.  The annual retainer that was earned by a non-employee director of the Corporation who was elected at the Corporation’s 2002 through 2005 annual meetings was $60,000.  The other compensation arrangements for non-employee directors of the Corporation remain as previously reported in the Corporation’s proxy statement for its 2005 annual meeting.  A copy of the Board’s adopting resolution is included as Exhibit 10 to this report and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10               Resolution Relating to 2006 Annual Retainer for Non-Employee Directors of Sealed Air Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

/s/ Mary A. Coventry

Name:	Mary A. Coventry
Title:	Vice President

Dated:  December 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

10	Resolution Relating to 2006 Annual Retainer for Non-Employee Directors of Sealed Air Corporation.